UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 23, 2022

Esperion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150

Ann Arbor, MI

(Address of principal executive offices)

48108

(Zip Code)

Registrant’s telephone number, including area code: (734) 887-3903

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESPR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01. Entry into a Material Definitive Agreement.

Waiver and Amendment No. 3 to Revenue Interest Purchase Agreement

On November 23, 2022, Esperion Therapeutics, Inc. (the “Company”) entered into Waiver and Amendment No. 3 to Revenue Interest Purchase Agreement and Amendment No. 2 to Security Agreement (the “RIPA Amendment”), by and among the Company, the purchasers party thereto (the “Purchasers”), and Eiger III SA LLC, as the collateral agent and administrative agent (the “Purchaser Agent”), which amends (i) the Revenue Interest Purchase Agreement, by and among the Company, the Purchasers, and the Purchaser Agent, dated effective as of June 26, 2019 (as amended by Amendment No. 1 to Revenue Interest Purchase Agreement dated as of November 9, 2020 and Amendment No. 2 to Revenue Interest Purchase Agreement dated as of April 26, 2021, and as may be further amended, restated, supplemented or modified from time to time, the “RIPA”) and (ii) the Security Agreement, by the Company in favor of the Purchaser Agent, dated as of June 28, 2019 (as amended by the Amendment to Security Agreement and Waiver by and among the Company, the Purchaser and the Purchaser Agent, effective as of May 16, 2021, and as may be further amended, restated, supplemented or modified from time to time, the “Security Agreement”). Pursuant to the RIPA Amendment, among other things, (a) the Company agreed to make a one-time partial call with regards to the Revenue Interests (as defined in the RIPA) in an amount equal to $50 million (the “Partial Call”), (b) the amount of the Cumulative Purchaser Payments (as defined in the RIPA) was reduced to $177,777,778, and (c) the Purchasers and Purchaser Agent waived certain claimed defaults, breaches and Put Option Events under the RIPA and other related documents that may have occurred as a result of the Company’s opening of a new bank account.

Other than as amended by way of the RIPA Amendment, the material terms of the RIPA and the Security Agreement remain unchanged. The foregoing description of the RIPA Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the RIPA Amendment, a copy of which will be filed with the Annual Report on Form 10-K for the year ending December 31, 2022.

Item 9.01. Financial Statements and Exhibits.

d)	Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2022	Esperion Therapeutics, Inc.

	By:	/s/ Sheldon L. Koenig
Sheldon L. Koenig
President and Chief Executive Officer